Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange    (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $52.3 MILLION,
OR 29 CENTS PER SHARE

SECOND QUARTER HIGHLIGHTS
- Revenue of $319.5 million, up 3.0 percent from the second quarter of 2014
- Loan and lease originations of $3.9 billion, up 14.5 percent from the second quarter of 2014

-	Average deposits of $15.9 billion, up 7.3 percent from the second quarter of 2014
- Non-accrual loans and leases of $205.7 million, down 21.0 percent from the second quarter of 2014
- Earnings per share of 29 cents, flat to the second quarter of 2014, up 38.1 percent from the first quarter of 2015

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	2Q	1Q	2Q	2Q15 vs	2Q15 vs	YTD	YTD	Percent
	2015	2015	2014	1Q15	2Q14	2015	2014	Change
Net income attributable to TCF	$52,255	$39,801	$53,125	31.3%	(1.6)%	$92,056	$97,882	(6.0)%
Net interest income	206,029	203,420	206,101	1.3	—	409,449	407,375	0.5
Diluted earnings per common share	0.29	0.21	0.29	38.1	—	0.50	0.54	(7.4)

Financial Ratios(1)
Pre-tax pre-provision return on average assets(2)	1.94%	1.58%	2.05%			1.76%	1.96%
Return on average assets	1.10	0.85	1.17			0.98	1.09
Return on average common equity	9.93	7.47	10.99			8.71	10.18
Return on average tangible common equity(3)	11.34	8.58	12.72			9.98	11.82
Net interest margin	4.44	4.50	4.65			4.47	4.66
Net charge-offs as a percentage of average loans and leases	0.41	0.28	0.45			0.34	0.44

(1) Annualized.
(2) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(3) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (July 23, 2015) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $52.3 million for the second quarter of 2015, compared with net income of $53.1 million for the second quarter of 2014, and net income of $39.8 million for the first quarter of 2015. Diluted earnings per common share was 29 cents for the second quarter of 2015, compared with 29 cents for the second quarter of 2014, and 21 cents for the first quarter of 2015.

TCF reported net income of $92.1 million for the first six months of 2015, compared with net income of $97.9 million for the same period in 2014. Diluted earnings per common share was 50 cents for the first six months of 2015, compared with 54 cents for the same period in 2014.

Chairman's Statement
"TCF's second quarter was highlighted by increased fee revenue, reduced expenses and continued strong loan and lease originations,” said William A. Cooper, chairman and chief executive officer. "Banking fees experienced a seasonal rebound while our second auto loan securitization helped gains on sales of loans return to a more normalized level. Expenses declined from the prior quarter as we focus on improving operating leverage moving forward.

"Meanwhile, our continued strong originations, along with loan sale and securitization capabilities, are driving growth and diversification of both the balance sheet and revenue base. With credit issues largely behind us, an asset sensitive balance sheet and opportunities on the horizon, there is much to look forward to at TCF."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q15 vs	2Q15 vs	YTD	YTD	Percent
	2015	2015	2014	1Q15	2Q14	2015	2014	Change
Net interest income	$206,029	$203,420	$206,101	1.3%	—%	$409,449	$407,375	0.5%
Fees and other revenue:
Fees and service charges	36,295	33,972	38,035	6.8	(4.6)	70,267	74,654	(5.9)
Card revenue	13,902	12,901	13,249	7.8	4.9	26,803	25,499	5.1
ATM revenue	5,540	5,122	5,794	8.2	(4.4)	10,662	11,113	(4.1)
Total banking fees	55,737	51,995	57,078	7.2	(2.3)	107,732	111,266	(3.2)
Gains on sales of auto loans, net	10,756	6,265	7,270	71.7	48.0	17,021	15,740	8.1
Gains on sales of consumer real estate loans, net	11,954	8,763	8,151	36.4	46.7	20,717	19,857	4.3
Servicing fee income	7,216	7,342	4,892	(1.7)	47.5	14,558	9,199	58.3
Subtotal	29,926	22,370	20,313	33.8	47.3	52,296	44,796	16.7
Leasing and equipment finance	26,385	22,224	23,069	18.7	14.4	48,609	45,049	7.9
Other	1,460	4,127	2,789	(64.6)	(47.7)	5,587	5,171	8.0
Total fees and other revenue	113,508	100,716	103,249	12.7	9.9	214,224	206,282	3.9
Gains (losses) on securities, net	(59)	(78)	767	24.4	N.M.	(137)	1,141	N.M.
Total non-interest income	113,449	100,638	104,016	12.7	9.1	214,087	207,423	3.2
Total revenue	$319,478	$304,058	$310,117	5.1	3.0	$623,536	$614,798	1.4

Net interest margin(1)	4.44%	4.50%	4.65%			4.47%	4.66%
Total non-interest income as a percentage of total revenue	35.5	33.1	33.5			34.3	33.7

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the second quarter of 2015 remained consistent compared with the second quarter of 2014 and increased $2.6 million, or 1.3 percent, compared with the first quarter of 2015. The increase from the first quarter of 2015 was primarily due to higher average loan and lease balances in the auto finance and inventory finance portfolios, partially offset by lower first mortgage consumer real estate loan balances due to run-off.

•
Net interest margin in the second quarter of 2015 was 4.44 percent, compared with 4.65 percent in the second quarter of 2014 and 4.50 percent in the first quarter of 2015. The decreases from both periods were primarily due to margin compression resulting from the competitive low interest rate environment. The decrease from the second quarter of 2014 was further driven by a higher total deposit rate.

Non-interest Income

•
Fees and service charges in the second quarter of 2015 were $36.3 million, down $1.7 million, or 4.6 percent, from the second quarter of 2014 and up $2.3 million, or 6.8 percent, from the first quarter of 2015. The decrease from the second quarter of 2014 was primarily due to consumer behavior changes, as well as higher average checking account balances per customer. The increase from the first quarter of 2015 was primarily due to seasonality resulting in an increase in transaction activity and lower average checking account balances per customer.

•
TCF sold $436.4 million, $220.2 million and $203.5 million of auto loans during the second quarters of 2015 and 2014, and the first quarter of 2015, respectively, resulting in net gains in each respective period. The auto loans sold for the second quarter of 2015 related to the execution of the Company's second auto loan securitization.

•
TCF sold $364.9 million, $224.2 million and $264.3 million of consumer real estate loans during the second quarters of 2015 and 2014, and the first quarter of 2015, respectively, resulting in net gains in each respective period. The majority of the consumer real estate loans sold are junior lien loans. Included in consumer real estate loans sold was $74.5 million and $61.8 million of first mortgage loans related to the correspondent lending program for the second quarter of 2015 and the first quarter of 2015, respectively, resulting in net gains in each respective period.

•
Servicing fee income was $7.2 million on $3.7 billion of average loans and leases serviced for others during the second quarter of 2015 compared with $4.9 million on $2.5 billion for the second quarter of 2014 and $7.3 million on $3.5 billion for the first quarter of 2015. The increase from the second quarter of 2014 was primarily due to the cumulative effect of an increase in the portfolio of auto and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q15 vs	2Q15 vs	YTD	YTD	Percent
	2015	2015	2014	1Q15	2Q14	2015	2014	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,865,911	$3,011,166	$3,542,324	(4.8)%	(19.1)%
Junior lien	2,678,118	2,597,895	2,480,763	3.1	8.0
Total consumer real estate	5,544,029	5,609,061	6,023,087	(1.2)	(8.0)
Commercial	3,112,344	3,205,599	3,093,161	(2.9)	0.6
Leasing and equipment finance	3,791,215	3,729,386	3,526,264	1.7	7.5
Inventory finance	2,106,087	2,336,518	1,880,667	(9.9)	12.0
Auto finance	2,301,714	2,156,139	1,502,860	6.8	53.2
Other	21,852	20,448	24,486	6.9	(10.8)
Total	$16,877,241	$17,057,151	$16,050,525	(1.1)	5.2

Average:
Consumer real estate:
First mortgage lien	$2,936,793	$3,076,802	$3,606,635	(4.6)%	(18.6)%	$3,006,411	$3,662,985	(17.9)%
Junior lien	2,650,894	2,614,538	2,498,151	1.4	6.1	2,632,816	2,552,698	3.1
Total consumer real estate	5,587,687	5,691,340	6,104,786	(1.8)	(8.5)	5,639,227	6,215,683	(9.3)
Commercial	3,148,272	3,154,008	3,131,320	(0.2)	0.5	3,151,124	3,126,718	0.8
Leasing and equipment finance	3,751,776	3,729,481	3,500,647	0.6	7.2	3,740,691	3,467,851	7.9
Inventory finance	2,292,481	2,108,871	2,061,437	8.7	11.2	2,201,183	1,968,431	11.8
Auto finance	2,211,014	2,021,144	1,518,194	9.4	45.6	2,116,604	1,423,240	48.7
Other	10,734	11,616	12,040	(7.6)	(10.8)	11,173	12,654	(11.7)
Total	$17,001,964	$16,716,460	$16,328,424	1.7	4.1	$16,860,002	$16,214,577	4.0

•
Period-end loans and leases were $16.9 billion at June 30, 2015, an increase of $0.8 billion, or 5.2 percent, compared with June 30, 2014 and a decrease of $0.2 billion, or 1.1 percent, compared with March 31, 2015. Average loans and leases were $17.0 billion for the second quarter of 2015, an increase of $0.7 billion, or 4.1 percent, compared with the second quarter of 2014 and an increase of $0.3 billion, or 1.7 percent, compared with the first quarter of 2015.

The increases from the second quarter of 2014 for period-end loans and leases and average loans and leases were primarily due to the continued growth of the auto finance portfolio as TCF expands the number of active dealers in its network, as well as increases in the leasing and equipment finance and inventory finance portfolios. These increases were partially offset by a decrease in the consumer real estate portfolio as a result of the troubled debt restructuring ("TDR") loan sale that occurred in the fourth quarter of 2014, run-off in the first mortgage consumer real estate portfolio and increased loan sales in the auto finance and consumer real estate portfolios.

The decrease from the first quarter of 2015 for period-end loans and leases was primarily due to seasonality in the inventory finance portfolio and a decrease in the commercial portfolio, partially offset by the growth in the auto finance portfolio. The increase from the first quarter of 2015 for average loans and leases was due to the growth in the auto finance portfolio and further driven by peak seasonality balances in the inventory finance portfolio during the first two months of the second quarter of 2015, partially offset by a decrease in the first mortgage consumer real estate portfolio due to run-off.

•
Loan and lease originations were $3.9 billion for the second quarter of 2015, an increase of $0.5 billion, or 14.5 percent, compared with the second quarter of 2014 and an increase of $0.4 billion, or 10.7 percent, compared with the first quarter of 2015. The increase in originations from the second quarter of 2014 was primarily due to an increase in consumer real estate junior lien originations and growth in the lawn and garden segment of inventory finance. The increase from the first quarter of 2015 was primarily due to an increase in consumer real estate junior lien and leasing and equipment finance originations.

Credit Quality

Credit Trends							Table 4
						Percent Change
(Dollars in thousands)	2Q	1Q	4Q	3Q	2Q	2Q15 vs	2Q15 vs
	2015	2015	2014	2014	2014	1Q15	2Q14
Over 60-day delinquencies as a percentage of portfolio(1)	0.10%	0.14%	0.14%	0.17%	0.18%	(4) bps	(8) bps
Net charge-offs as a percentage of portfolio(2)	0.41	0.28	0.40	0.66	0.45	13	(4)
Non-accrual loans and leases and other real estate owned	$263,717	$284,541	$282,384	$342,725	$325,374	(7.3)%	(18.9)%
Provision for credit losses	12,528	12,791	55,597	15,739	9,909	(2.1)	26.4

(1) Excludes acquired portfolios and non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding acquired portfolios and non-accrual loans and leases, was 0.10 percent at June 30, 2015, down from 0.18 percent at June 30, 2014, and down from 0.14 percent at March 31, 2015. The decreases from both periods were primarily a result of the stabilization of the consumer real estate portfolio as economic conditions improved in our markets.

•
The net charge-off rate was 0.41 percent for the second quarter of 2015, down from 0.45 percent for the second quarter of 2014, and up from 0.28 percent for the first quarter of 2015. The decrease from the second quarter of 2014 was primarily due to improved credit quality in the commercial and consumer real estate portfolios. The increase from the first quarter of 2015 was driven by increased charge-offs of loans in the consumer real estate first mortgage lien portfolio and net recoveries in the commercial portfolio during the first quarter of 2015.

•
Non-accrual loans and leases and other real estate owned totaled $263.7 million at June 30, 2015, a decrease of $61.7 million, or 18.9 percent, from June 30, 2014, and a decrease of $20.8 million, or 7.3 percent, from March 31, 2015. The decrease from June 30, 2014 was primarily due to the TDR loan sale that occurred in the fourth quarter of 2014, which included $40.1 million of non-accrual loans, as well as improving credit quality trends and continued efforts to actively work out problem loans in the commercial portfolio. The decrease from March 31, 2015 was driven by improved credit quality in the commercial portfolio.

•
Provision for credit losses was $12.5 million for the second quarter of 2015, an increase of $2.6 million, or 26.4 percent, from the second quarter of 2014, and a decrease of $0.3 million, or 2.1 percent, from the first quarter of 2015. The increase from the second quarter of 2014 was driven by growth in the auto finance and consumer real estate junior lien portfolios.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q15 vs	2Q15 vs	YTD	YTD	Percent
	2015	2015	2014	1Q15	2Q14	2015	2014	Change

Checking	$5,428,419	$5,300,699	$5,098,650	2.4%	6.5%	$5,364,911	$5,057,612	6.1%
Savings	5,048,053	5,161,697	5,908,219	(2.2)	(14.6)	5,104,561	6,024,936	(15.3)
Money market	2,261,567	2,149,340	1,019,543	5.2	121.8	2,205,764	919,981	139.8
Subtotal	12,738,039	12,611,736	12,026,412	1.0	5.9	12,675,236	12,002,529	5.6
Certificates of deposit	3,116,718	3,041,790	2,742,832	2.5	13.6	3,079,461	2,643,639	16.5
Total average deposits	$15,854,757	$15,653,526	$14,769,244	1.3	7.3	$15,754,697	$14,646,168	7.6

Average interest rate on deposits(1)	0.28%	0.29%	0.24%			0.28%	0.23%

(1) Annualized.

•
Total average deposits for the second quarter of 2015 increased $1.1 billion, or 7.3 percent, from the second quarter of 2014 and increased $0.2 billion, or 1.3 percent, from the first quarter of 2015. The increases from both periods were primarily due to special campaigns for money market accounts and certificates of deposit.

•
The average interest rate on deposits for the second quarter of 2015 was 0.28 percent, up 4 basis points from the second quarter of 2014 and down 1 basis point from the first quarter of 2015. The increase from the second quarter of 2014 was primarily due to increased average interest rates resulting from promotions for money market accounts and certificates of deposit. The decrease from the first quarter of 2015 was primarily due to a reduction in average interest rates on various money market, savings, and checking accounts, partially offset by certificates of deposit promotions.

Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q15 vs	2Q15 vs	YTD	YTD	Percent
	2015	2015	2014	1Q15	2Q14	2015	2014	Change

Compensation and employee benefits	$116,159	$115,815	$109,664	0.3%	5.9%	$231,974	$224,753	3.2%
Occupancy and equipment	36,152	36,827	34,316	(1.8)	5.4	72,979	69,155	5.5
FDIC insurance	4,864	5,393	7,625	(9.8)	(36.2)	10,257	15,188	(32.5)
Operating lease depreciation	8,582	7,734	6,613	11.0	29.8	16,316	12,840	27.1
Advertising and marketing	5,150	6,523	6,245	(21.0)	(17.5)	11,673	12,141	(3.9)
Other	45,887	48,133	42,618	(4.7)	7.7	94,020	83,953	12.0
Subtotal	216,794	220,425	207,081	(1.6)	4.7	437,219	418,030	4.6
Foreclosed real estate and repossessed assets, net	6,377	6,196	5,743	2.9	11.0	12,573	11,811	6.5
Other credit costs, net	(62)	146	371	N.M.	N.M.	84	490	(82.9)
Total non-interest expense	$223,109	$226,767	$213,195	(1.6)	4.7	$449,876	$430,331	4.5

N.M. Not Meaningful.

•
Compensation and employee benefits expense increased $6.5 million, or 5.9 percent, from the second quarter of 2014 and remained consistent with the first quarter of 2015. The increase from the second quarter of 2014 was primarily due to the increased staff levels to support the growth of auto finance.

•
FDIC insurance expense decreased $2.8 million, or 36.2 percent, from the second quarter of 2014 and decreased $0.5 million, or 9.8 percent from the first quarter of 2015. The decrease from the second quarter of 2014 was due to a lower assessment rate primarily as a result of the TDR loan sale in the fourth quarter of 2014 and improved credit metrics.

Capital

Capital Information		Table 7

(Dollars in thousands, except per-share data)	2Q 2015	4Q 2014
Total equity	$2,222,022	$2,135,364
Book value per common share	11.47	11.10
Tangible book value per common share(1)	10.11	9.72
Tangible common equity to tangible assets(1)	8.72%	8.50%
Capital accumulation rate(2)	10.90	10.36

	2Q 2015(3)	4Q 2014
Regulatory Capital:	Under Basel III	Under Basel I
Common equity Tier 1 capital	$1,732,437	N.A.
Tier 1 capital	2,013,347	$1,919,887
Total capital	2,407,268	2,209,999

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	9.97%	N.A.
Tier 1 risk-based capital ratio	11.59	11.76%
Total risk-based capital ratio	13.86	13.54
Tier 1 leverage ratio	10.22	10.07

N.A. Not Applicable.
(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 2Q 2015 are preliminary pending completion and filing of the Company's regulatory reports.

•
Maintained strong capital ratios as the Company accumulates capital through earnings. The decrease in the Tier 1 risk-based capital ratio from the fourth quarter of 2014 was primarily the result of strong asset growth.

•
On July 20, 2015, TCF's Board of Directors declared a regular quarterly cash dividend of 5 cents per common share, payable on September 1, 2015, to stockholders of record at the close of business on August 14, 2015. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on September 1, 2015, to stockholders of record at the close of business on August 14, 2015.

Webcast Information
A live webcast of TCF's conference call to discuss the second quarter earnings will be hosted at TCF's website, http://ir.tcfbank.com, on July 23, 2015 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of June 30, 2015, TCF had $19.8 billion in total assets and 376 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona, South Dakota and Indiana, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF's fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks.  Adverse developments affecting TCF's supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters.  Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands. Ability to attract and retain employees given competitive conditions and the impact of consolidating facilities.

Litigation Risks.  Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account servicing processes or fees or charges, or employment practices; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended June 30,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$207,164	$206,788	$376	0.2%
Securities available for sale	3,543	2,805	738	26.3
Securities held to maturity	1,384	1,443	(59)	(4.1)
Investments and other	10,990	9,055	1,935	21.4
Total interest income	223,081	220,091	2,990	1.4
Interest expense:
Deposits	11,080	8,877	2,203	24.8
Borrowings	5,972	5,113	859	16.8
Total interest expense	17,052	13,990	3,062	21.9
Net interest income	206,029	206,101	(72)	—
Provision for credit losses	12,528	9,909	2,619	26.4
Net interest income after provision for credit losses	193,501	196,192	(2,691)	(1.4)
Non-interest income:
Fees and service charges	36,295	38,035	(1,740)	(4.6)
Card revenue	13,902	13,249	653	4.9
ATM revenue	5,540	5,794	(254)	(4.4)
Subtotal	55,737	57,078	(1,341)	(2.3)
Gains on sales of auto loans, net	10,756	7,270	3,486	48.0
Gains on sales of consumer real estate loans, net	11,954	8,151	3,803	46.7
Servicing fee income	7,216	4,892	2,324	47.5
Subtotal	29,926	20,313	9,613	47.3
Leasing and equipment finance	26,385	23,069	3,316	14.4
Other	1,460	2,789	(1,329)	(47.7)
Fees and other revenue	113,508	103,249	10,259	9.9
Gains (losses) on securities, net	(59)	767	(826)	N.M.
Total non-interest income	113,449	104,016	9,433	9.1
Non-interest expense:
Compensation and employee benefits	116,159	109,664	6,495	5.9
Occupancy and equipment	36,152	34,316	1,836	5.4
FDIC insurance	4,864	7,625	(2,761)	(36.2)
Operating lease depreciation	8,582	6,613	1,969	29.8
Advertising and marketing	5,150	6,245	(1,095)	(17.5)
Other	45,887	42,618	3,269	7.7
Subtotal	216,794	207,081	9,713	4.7
Foreclosed real estate and repossessed assets, net	6,377	5,743	634	11.0
Other credit costs, net	(62)	371	(433)	N.M.
Total non-interest expense	223,109	213,195	9,914	4.7
Income before income tax expense	83,841	87,013	(3,172)	(3.6)
Income tax expense	28,902	31,385	(2,483)	(7.9)
Income after income tax expense	54,939	55,628	(689)	(1.2)
Income attributable to non-controlling interest	2,684	2,503	181	7.2
Net income attributable to TCF Financial Corporation	52,255	53,125	(870)	(1.6)
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$47,408	$48,278	$(870)	(1.8)

Net income per common share:
Basic	$0.29	$0.30	$(0.01)	(3.3)%
Diluted	0.29	0.29	—	—

Dividends declared per common share	$0.05	$0.05	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,589	163,253	2,336	1.4%
Diluted	166,118	163,714	2,404	1.5

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Six Months Ended June 30,		Change
	2015	2014	$	%
Interest income:
Loans and leases	$413,140	$409,325	$3,815	0.9%
Securities available for sale	6,623	5,968	655	11.0
Securities held to maturity	2,789	2,407	382	15.9
Investments and other	20,323	17,018	3,305	19.4
Total interest income	442,875	434,718	8,157	1.9
Interest expense:
Deposits	22,152	16,914	5,238	31.0
Borrowings	11,274	10,429	845	8.1
Total interest expense	33,426	27,343	6,083	22.2
Net interest income	409,449	407,375	2,074	0.5
Provision for credit losses	25,319	24,401	918	3.8
Net interest income after provision for credit losses	384,130	382,974	1,156	0.3
Non-interest income:
Fees and service charges	70,267	74,654	(4,387)	(5.9)
Card revenue	26,803	25,499	1,304	5.1
ATM revenue	10,662	11,113	(451)	(4.1)
Subtotal	107,732	111,266	(3,534)	(3.2)
Gains on sales of auto loans, net	17,021	15,740	1,281	8.1
Gains on sales of consumer real estate loans, net	20,717	19,857	860	4.3
Servicing fee income	14,558	9,199	5,359	58.3
Subtotal	52,296	44,796	7,500	16.7
Leasing and equipment finance	48,609	45,049	3,560	7.9
Other	5,587	5,171	416	8.0
Fees and other revenue	214,224	206,282	7,942	3.9
Gains (losses) on securities, net	(137)	1,141	(1,278)	N.M.
Total non-interest income	214,087	207,423	6,664	3.2
Non-interest expense:
Compensation and employee benefits	231,974	224,753	7,221	3.2
Occupancy and equipment	72,979	69,155	3,824	5.5
FDIC insurance	10,257	15,188	(4,931)	(32.5)
Operating lease depreciation	16,316	12,840	3,476	27.1
Advertising and marketing	11,673	12,141	(468)	(3.9)
Other	94,020	83,953	10,067	12.0
Subtotal	437,219	418,030	19,189	4.6
Foreclosed real estate and repossessed assets, net	12,573	11,811	762	6.5
Other credit costs, net	84	490	(406)	(82.9)
Total non-interest expense	449,876	430,331	19,545	4.5
Income before income tax expense	148,341	160,066	(11,725)	(7.3)
Income tax expense	51,730	57,964	(6,234)	(10.8)
Income after income tax expense	96,611	102,102	(5,491)	(5.4)
Income attributable to non-controlling interest	4,555	4,220	335	7.9
Net income attributable to TCF Financial Corporation	92,056	97,882	(5,826)	(6.0)
Preferred stock dividends	9,694	9,694	—	—
Net income available to common stockholders	$82,362	$88,188	$(5,826)	(6.6)

Net income per common share:
Basic	$0.50	$0.54	$(0.04)	(7.4)%
Diluted	0.50	0.54	(0.04)	(7.4)

Dividends declared per common share	$0.10	$0.10	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	165,219	163,011	2,208	1.4%
Diluted	165,744	163,491	2,253	1.4

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$52,255	$53,125	$(870)	(1.6)%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	(11,140)	8,648	(19,788)	N.M.
Reclassification of net (gains) losses to net income	286	(452)	738	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	(674)	(1,382)	708	51.2
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	617	1,399	(782)	(55.9)
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(11)	(11)	—	—
Income tax (expense) benefit	4,358	(2,561)	6,919	N.M.
Total other comprehensive income (loss)	(6,564)	5,641	(12,205)	N.M.
Comprehensive income	$45,691	$58,766	$(13,075)	(22.2)

	Six Months Ended June 30,		Change
	2015	2014	$	%
Net income attributable to TCF Financial Corporation	$92,056	$97,882	$(5,826)	(6.0)%
Other comprehensive income (loss):
Securities available for sale:
Unrealized gains (losses) arising during the period	(7,001)	20,514	(27,515)	N.M.
Reclassification of net (gains) losses to net income	590	(629)	1,219	N.M.
Net investment hedges:
Unrealized gains (losses) arising during the period	2,914	(172)	3,086	N.M.
Foreign currency translation adjustment:
Unrealized gains (losses) arising during the period	(3,269)	23	(3,292)	N.M.
Recognized postretirement prior service cost:
Reclassification of net (gains) losses to net income	(23)	(23)	—	—
Income tax (expense) benefit	1,329	(7,415)	8,744	N.M.
Total other comprehensive income (loss)	(5,460)	12,298	(17,758)	N.M.
Comprehensive income	$86,596	$110,180	$(23,584)	(21.4)

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Jun. 30,	At Dec. 31,	Change
	2015	2014	$	%
ASSETS:
Cash and due from banks	$912,461	$1,115,250	$(202,789)	(18.2)%
Investments	78,518	85,492	(6,974)	(8.2)
Securities held to maturity	208,911	214,454	(5,543)	(2.6)
Securities available for sale	629,848	463,294	166,554	35.9
Loans and leases held for sale	200,034	132,266	67,768	51.2
Loans and leases:
Consumer real estate:
First mortgage lien	2,865,911	3,139,152	(273,241)	(8.7)
Junior lien	2,678,118	2,543,212	134,906	5.3
Total consumer real estate	5,544,029	5,682,364	(138,335)	(2.4)
Commercial	3,112,344	3,157,665	(45,321)	(1.4)
Leasing and equipment finance	3,791,215	3,745,322	45,893	1.2
Inventory finance	2,106,087	1,877,090	228,997	12.2
Auto finance	2,301,714	1,915,061	386,653	20.2
Other	21,852	24,144	(2,292)	(9.5)
Total loans and leases	16,877,241	16,401,646	475,595	2.9
Allowance for loan and lease losses	(156,115)	(164,169)	8,054	4.9
Net loans and leases	16,721,126	16,237,477	483,649	3.0
Premises and equipment, net	435,600	436,361	(761)	(0.2)
Goodwill	225,640	225,640	—	—
Other assets	414,212	484,377	(70,165)	(14.5)
Total assets	$19,826,350	$19,394,611	$431,739	2.2

LIABILITIES AND EQUITY:
Deposits:
Checking	$5,375,818	$5,195,243	$180,575	3.5
Savings	4,968,398	5,212,320	(243,922)	(4.7)
Money market	2,286,773	1,993,130	293,643	14.7
Subtotal	12,630,989	12,400,693	230,296	1.9
Certificates of deposit	3,196,230	3,049,189	147,041	4.8
Total deposits	15,827,219	15,449,882	377,337	2.4
Short-term borrowings	7,305	4,425	2,880	65.1
Long-term borrowings	1,210,736	1,232,065	(21,329)	(1.7)
Total borrowings	1,218,041	1,236,490	(18,449)	(1.5)
Accrued expenses and other liabilities	559,068	572,875	(13,807)	(2.4)
Total liabilities	17,604,328	17,259,247	345,081	2.0
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
169,144,261 and 167,503,568 shares issued, respectively	1,691	1,675	16	1.0
Additional paid-in capital	838,755	817,130	21,625	2.6
Retained earnings, subject to certain restrictions	1,165,753	1,099,914	65,839	6.0
Accumulated other comprehensive income (loss)	(16,370)	(10,910)	(5,460)	(50.0)
Treasury stock at cost, 42,566 shares, and other	(50,558)	(49,400)	(1,158)	(2.3)
Total TCF Financial Corporation stockholders' equity	2,202,511	2,121,649	80,862	3.8
Non-controlling interest in subsidiaries	19,511	13,715	5,796	42.3
Total equity	2,222,022	2,135,364	86,658	4.1
Total liabilities and equity	$19,826,350	$19,394,611	$431,739	2.2

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2015	2015	2014	2014	2014	2015		2014
Consumer real estate:
First mortgage lien	0.38%	0.53%	0.49%	0.45%	0.61%	(15)	bps	(23)	bps
Junior lien	0.08	0.11	0.08	0.10	0.10	(3)		(2)
Total consumer real estate	0.22	0.32	0.30	0.30	0.40	(10)		(18)
Commercial	—	—	—	0.13	—	—		—
Leasing and equipment finance	0.06	0.09	0.07	0.06	0.08	(3)		(2)
Inventory finance	—	—	—	0.01	0.01	—		(1)
Auto finance	0.11	0.16	0.22	0.21	0.14	(5)		(3)
Other	0.11	0.02	—	0.02	0.01	9		10
Subtotal	0.10	0.14	0.14	0.17	0.18	(4)		(8)
Acquired portfolios	0.28	0.21	0.03	2.27	2.26	7		(198)
Total delinquencies	0.10	0.14	0.14	0.17	0.18	(4)		(8)

(1) Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2015	2015	2014	2014	2014	2015		2014
Consumer real estate:
First mortgage lien	0.79%	0.62%	0.80%	2.10%	0.79%	17	bps	—	bps
Junior lien	0.59	0.38	0.46	0.59	0.69	21		(10)
Total consumer real estate	0.69	0.51	0.66	1.45	0.75	18		(6)
Commercial	0.21	(0.07)	0.12	(0.02)	0.44	28		(23)
Leasing and equipment finance	0.16	0.10	0.08	0.13	0.11	6		5
Inventory finance	0.11	0.08	0.12	0.06	0.02	3		9
Auto finance	0.66	0.66	0.83	0.61	0.48	—		18
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.41	0.28	0.40	0.66	0.45	13		(4)

N.M. Not Meaningful.
(1) Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2015	2015	2014	2014	2014	2015	2014
Balance, beginning of period	$222,143	$216,734	$275,111	$260,294	$266,679	$5,409	$(44,536)
Additions	40,846	51,647	44,626	83,597	61,242	(10,801)	(20,396)
Charge-offs	(14,050)	(8,921)	(14,456)	(24,430)	(15,135)	(5,129)	1,085
Transfers to other assets	(17,738)	(16,781)	(18,471)	(17,404)	(17,994)	(957)	256
Return to accrual status	(10,298)	(7,668)	(8,280)	(12,966)	(18,224)	(2,630)	7,926
Payments received	(15,543)	(10,974)	(21,859)	(13,459)	(14,910)	(4,569)	(633)
Sales	(353)	(2,250)	(40,354)	—	(1,900)	1,897	1,547
Other, net	703	356	417	(521)	536	347	167
Balance, end of period	$205,710	$222,143	$216,734	$275,111	$260,294	$(16,433)	$(54,584)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2015	2015	2014	2014	2014	2015	2014
Balance, beginning of period	$62,398	$65,650	$67,614	$65,080	$63,448	$(3,252)	$(1,050)
Transferred in	15,359	15,513	18,220	14,854	15,751	(154)	(392)
Sales	(17,164)	(15,399)	(13,766)	(11,943)	(15,998)	(1,765)	(1,166)
Writedowns	(4,003)	(3,424)	(5,753)	(2,750)	(2,782)	(579)	(1,221)
Other, net	1,417	58	(665)	2,373	4,661	1,359	(3,244)
Balance, end of period	$58,007	$62,398	$65,650	$67,614	$65,080	$(4,391)	$(7,073)

Allowance for Loan and Lease Losses

	At June 30,		At March 31,		At June 30,
	2015		2015		2014		Change from
		% of		% of		% of	Mar. 31,		Jun. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2015		2014
Consumer real estate	$74,687	1.35%	$80,292	1.43%	$161,349	2.68%	(8)	bps	(133)	bps
Commercial	30,205	0.97	32,121	1.00	31,361	1.01	(3)		(4)
Leasing and equipment finance	17,669	0.47	17,921	0.48	19,184	0.54	(1)		(7)
Inventory finance	10,879	0.52	12,409	0.53	9,539	0.51	(1)		1
Auto finance	22,061	0.96	20,426	0.95	13,865	0.92	1		4
Other	614	2.81	630	3.08	783	3.20	(27)		(39)
Total	$156,115	0.93	$163,799	0.96	$236,081	1.47	(3)		(54)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$551,630	$3,216	2.34%	$623,721	$4,054	2.61%
Securities held to maturity	209,834	1,384	2.64	217,477	1,443	2.65
Securities available for sale(3)	573,919	3,566	2.49	408,075	2,805	2.75
Loans and leases held for sale	340,912	7,774	9.15	240,304	5,001	8.35
Loans and leases:
Consumer real estate:
Fixed-rate	2,776,177	39,696	5.73	3,393,788	48,372	5.72
Variable-rate	2,811,510	35,973	5.13	2,710,998	34,757	5.14
Total consumer real estate	5,587,687	75,669	5.43	6,104,786	83,129	5.46
Commercial:
Fixed-rate	1,193,011	14,954	5.03	1,515,353	19,503	5.16
Variable- and adjustable-rate	1,955,261	18,765	3.85	1,615,967	16,151	4.01
Total commercial	3,148,272	33,719	4.30	3,131,320	35,654	4.57
Leasing and equipment finance	3,751,776	43,738	4.66	3,500,647	41,276	4.72
Inventory finance	2,292,481	32,064	5.61	2,061,437	30,482	5.93
Auto finance	2,211,014	22,633	4.11	1,518,194	16,770	4.43
Other	10,734	185	6.92	12,040	230	7.63
Total loans and leases(4)	17,001,964	208,008	4.90	16,328,424	207,541	5.10
Total interest-earning assets	18,678,259	223,948	4.81	17,818,001	220,844	4.97
Other assets(5)	1,211,774			1,123,148
Total assets	$19,890,033			$18,941,149
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,699,668			$1,579,528
Small business	822,683			788,540
Commercial and custodial	497,883			388,562
Total non-interest bearing deposits	3,020,234			2,756,630
Interest-bearing deposits:
Checking	2,422,909	137	0.02	2,363,106	261	0.04
Savings	5,033,329	800	0.06	5,887,133	2,406	0.16
Money market	2,261,567	3,450	0.61	1,019,543	1,098	0.43
Subtotal	9,717,805	4,387	0.18	9,269,782	3,765	0.16
Certificates of deposit	3,116,718	6,693	0.86	2,742,832	5,112	0.75
Total interest-bearing deposits	12,834,523	11,080	0.35	12,012,614	8,877	0.30
Total deposits	15,854,757	11,080	0.28	14,769,244	8,877	0.24
Borrowings:
Short-term borrowings	8,246	12	0.63	220,042	145	0.26
Long-term borrowings	1,236,465	5,960	1.93	1,368,480	4,968	1.45
Total borrowings	1,244,711	5,972	1.92	1,588,522	5,113	1.29
Total interest-bearing liabilities	14,079,234	17,052	0.49	13,601,136	13,990	0.41
Total deposits and borrowings	17,099,468	17,052	0.40	16,357,766	13,990	0.34
Other liabilities	594,352			541,458
Total liabilities	17,693,820			16,899,224
Total TCF Financial Corp. stockholders' equity	2,173,699			2,020,815
Non-controlling interest in subsidiaries	22,514			21,110
Total equity	2,196,213			2,041,925
Total liabilities and equity	$19,890,033			$18,941,149
Net interest income and margin		$206,896	4.44		$206,854	4.65

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(5) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2015			2014
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$608,303	$6,713	2.22%	$622,277	$8,039	2.60%
Securities held to maturity	210,735	2,789	2.65	179,509	2,407	2.68
Securities available for sale(3)	524,582	6,646	2.53	437,786	5,968	2.73
Loans and leases held for sale	308,709	13,610	8.89	218,210	8,979	8.30
Loans and leases:
Consumer real estate:
Fixed-rate	2,843,979	83,056	5.89	3,446,020	96,904	5.67
Variable-rate	2,795,248	71,189	5.14	2,769,663	70,573	5.14
Total consumer real estate	5,639,227	154,245	5.51	6,215,683	167,477	5.43
Commercial:
Fixed-rate	1,233,186	30,684	5.02	1,537,549	38,999	5.11
Variable- and adjustable-rate	1,917,938	37,014	3.89	1,589,169	32,329	4.10
Total commercial	3,151,124	67,698	4.33	3,126,718	71,328	4.60
Leasing and equipment finance	3,740,691	87,223	4.66	3,467,851	82,055	4.73
Inventory finance	2,201,183	61,756	5.66	1,968,431	57,951	5.94
Auto finance	2,116,604	43,484	4.14	1,423,240	31,557	4.47
Other	11,173	398	7.19	12,654	472	7.52
Total loans and leases(4)	16,860,002	414,804	4.95	16,214,577	410,840	5.10
Total interest-earning assets	18,512,331	444,562	4.83	17,672,359	436,233	4.97
Other assets(5)	1,223,486			1,109,685
Total assets	$19,735,817			$18,782,044
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,673,364			$1,558,414
Small business	813,554			780,229
Commercial and custodial	493,590			387,749
Total non-interest bearing deposits	2,980,508			2,726,392
Interest-bearing deposits:
Checking	2,400,957	288	0.02	2,353,156	522	0.04
Savings	5,088,007	1,901	0.08	6,003,000	4,935	0.17
Money market	2,205,764	7,017	0.64	919,981	1,673	0.37
Subtotal	9,694,728	9,206	0.19	9,276,137	7,130	0.15
Certificates of deposit	3,079,461	12,946	0.85	2,643,639	9,784	0.75
Total interest-bearing deposits	12,774,189	22,152	0.35	11,919,776	16,914	0.29
Total deposits	15,754,697	22,152	0.28	14,646,168	16,914	0.23
Borrowings:
Short-term borrowings	8,124	30	0.75	159,401	225	0.28
Long-term borrowings	1,207,872	11,244	1.87	1,430,941	10,204	1.43
Total borrowings	1,215,996	11,274	1.86	1,590,342	10,429	1.31
Total interest-bearing liabilities	13,990,185	33,426	0.48	13,510,118	27,343	0.41
Total deposits and borrowings	16,970,693	33,426	0.40	16,236,510	27,343	0.34
Other liabilities	591,463			531,806
Total liabilities	17,562,156			16,768,316
Total TCF Financial Corp. stockholders' equity	2,153,851			1,995,373
Non-controlling interest in subsidiaries	19,810			18,355
Total equity	2,173,661			2,013,728
Total liabilities and equity	$19,735,817			$18,782,044
Net interest income and margin		$411,136	4.47		$408,890	4.66

(1) Interest and yields are presented on a fully tax-equivalent basis.
(2) Annualized.
(3) Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.
(4) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(5) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2015	2015	2014	2014	2014
Interest income:
Loans and leases	$207,164	$205,976	$205,507	$205,604	$206,788
Securities available for sale	3,543	3,080	3,053	2,973	2,805
Securities held to maturity	1,384	1,405	1,429	1,445	1,443
Investments and other	10,990	9,333	9,819	9,681	9,055
Total interest income	223,081	219,794	219,808	219,703	220,091
Interest expense:
Deposits	11,080	11,072	10,760	10,711	8,877
Borrowings	5,972	5,302	4,974	4,812	5,113
Total interest expense	17,052	16,374	15,734	15,523	13,990
Net interest income	206,029	203,420	204,074	204,180	206,101
Provision for credit losses	12,528	12,791	55,597	15,739	9,909
Net interest income after provision for credit losses	193,501	190,629	148,477	188,441	196,192
Non-interest income:
Fees and service charges	36,295	33,972	39,477	40,255	38,035
Card revenue	13,902	12,901	12,830	12,994	13,249
ATM revenue	5,540	5,122	5,249	5,863	5,794
Subtotal	55,737	51,995	57,556	59,112	57,078
Gains on sales of auto loans, net	10,756	6,265	12,962	14,863	7,270
Gains on sales of consumer real estate loans, net	11,954	8,763	6,175	8,762	8,151
Servicing fee income	7,216	7,342	6,365	5,880	4,892
Subtotal	29,926	22,370	25,502	29,505	20,313
Leasing and equipment finance	26,385	22,224	24,367	24,383	23,069
Other	1,460	4,127	2,363	3,170	2,789
Fees and other revenue	113,508	100,716	109,788	116,170	103,249
Gains (losses) on securities, net	(59)	(78)	(20)	(94)	767
Total non-interest income	113,449	100,638	109,768	116,076	104,016
Non-interest expense:
Compensation and employee benefits	116,159	115,815	115,796	112,393	109,664
Occupancy and equipment	36,152	36,827	35,747	34,121	34,316
FDIC insurance	4,864	5,393	2,643	7,292	7,625
Operating lease depreciation	8,582	7,734	6,878	7,434	6,613
Advertising and marketing	5,150	6,523	5,146	5,656	6,245
Other	45,887	48,133	48,063	47,888	42,618
Subtotal	216,794	220,425	214,273	214,784	207,081
Foreclosed real estate and repossessed assets, net	6,377	6,196	7,441	5,315	5,743
Other credit costs, net	(62)	146	44	(411)	371
Total non-interest expense	223,109	226,767	221,758	219,688	213,195
Income before income tax expense	83,841	64,500	36,487	84,829	87,013
Income tax expense	28,902	22,828	11,011	30,791	31,385
Income after income tax expense	54,939	41,672	25,476	54,038	55,628
Income attributable to non-controlling interest	2,684	1,871	1,488	1,721	2,503
Net income attributable to TCF Financial Corporation	52,255	39,801	23,988	52,317	53,125
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$47,408	$34,954	$19,141	$47,470	$48,278

Net income per common share:
Basic	$0.29	$0.21	$0.12	$0.29	$0.30
Diluted	0.29	0.21	0.12	0.29	0.29

Dividends declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05

Financial highlights:
Pre-tax pre-provision profit(1)	$96,369	$77,291	$92,084	$100,568	$96,922
Return on average assets(2)	1.10%	0.85%	0.53%	1.15%	1.17%
Return on average common equity(2)	9.93	7.47	4.15	10.50	10.99
Net interest margin(2)	4.44	4.50	4.49	4.60	4.65

(1) Pre-tax pre-provision profit is calculated as total revenues less non-interest expense.
(2) Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014
ASSETS:
Investments and other	$551,630	$665,606	$611,286	$493,309	$623,721
Securities held to maturity	209,834	211,646	215,039	217,114	217,477
Securities available for sale(1)	573,919	474,697	465,676	446,514	408,075
Loans and leases held for sale	340,912	276,149	297,474	301,512	240,304
Loans and leases:
Consumer real estate:
Fixed-rate	2,776,177	2,912,535	3,257,428	3,292,031	3,393,788
Variable-rate	2,811,510	2,778,805	2,801,728	2,813,848	2,710,998
Total consumer real estate	5,587,687	5,691,340	6,059,156	6,105,879	6,104,786
Commercial:
Fixed-rate	1,193,011	1,273,806	1,362,306	1,443,130	1,515,353
Variable- and adjustable-rate	1,955,261	1,880,202	1,781,308	1,701,005	1,615,967
Total commercial	3,148,272	3,154,008	3,143,614	3,144,135	3,131,320
Leasing and equipment finance	3,751,776	3,729,481	3,611,557	3,575,698	3,500,647
Inventory finance	2,292,481	2,108,871	1,891,504	1,806,271	2,061,437
Auto finance	2,211,014	2,021,144	1,817,024	1,603,392	1,518,194
Other	10,734	11,616	11,396	11,599	12,040
Total loans and leases(2)	17,001,964	16,716,460	16,534,251	16,246,974	16,328,424
Total interest-earning assets	18,678,259	18,344,558	18,123,726	17,705,423	17,818,001
Other assets(3)	1,211,774	1,235,328	1,132,112	1,148,033	1,123,148
Total assets	$19,890,033	$19,579,886	$19,255,838	$18,853,456	$18,941,149

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,699,668	$1,646,769	$1,528,579	$1,540,794	$1,579,528
Small business	822,683	804,323	842,004	823,273	788,540
Commercial and custodial	497,883	489,248	455,086	424,134	388,562
Total non-interest bearing deposits	3,020,234	2,940,340	2,825,669	2,788,201	2,756,630
Interest-bearing deposits:
Checking	2,422,909	2,378,761	2,301,035	2,307,066	2,363,106
Savings	5,033,329	5,143,295	5,272,196	5,506,895	5,887,133
Money market	2,261,567	2,149,340	1,869,350	1,527,820	1,019,543
Subtotal	9,717,805	9,671,396	9,442,581	9,341,781	9,269,782
Certificates of deposit	3,116,718	3,041,790	3,041,722	3,028,259	2,742,832
Total interest-bearing deposits	12,834,523	12,713,186	12,484,303	12,370,040	12,012,614
Total deposits	15,854,757	15,653,526	15,309,972	15,158,241	14,769,244
Borrowings:
Short-term borrowings	8,246	7,999	9,383	9,523	220,042
Long-term borrowings	1,236,465	1,178,962	1,326,591	1,060,135	1,368,480
Total borrowings	1,244,711	1,186,961	1,335,974	1,069,658	1,588,522
Total interest-bearing liabilities	14,079,234	13,900,147	13,820,277	13,439,698	13,601,136
Total deposits and borrowings	17,099,468	16,840,487	16,645,946	16,227,899	16,357,766
Other liabilities	594,352	588,541	485,655	537,864	541,458
Total liabilities	17,693,820	17,429,028	17,131,601	16,765,763	16,899,224
Total TCF Financial Corporation stockholders' equity	2,173,699	2,133,781	2,109,402	2,071,140	2,020,815
Non-controlling interest in subsidiaries	22,514	17,077	14,835	16,553	21,110
Total equity	2,196,213	2,150,858	2,124,237	2,087,693	2,041,925
Total liabilities and equity	$19,890,033	$19,579,886	$19,255,838	$18,853,456	$18,941,149

(1) Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.
(2) Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.
(3) Includes operating leases.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014
ASSETS:
Investments and other	2.34%	2.13%	2.31%	3.06%	2.61%
Securities held to maturity	2.64	2.66	2.66	2.66	2.65
Securities available for sale(3)	2.49	2.60	2.62	2.66	2.75
Loans and leases held for sale	9.15	8.57	8.36	7.74	8.35
Loans and leases:
Consumer real estate:
Fixed-rate	5.73	6.03	5.71	5.69	5.72
Variable-rate	5.13	5.14	5.14	5.15	5.14
Total consumer real estate	5.43	5.60	5.45	5.44	5.46
Commercial:
Fixed-rate	5.03	5.01	4.92	4.91	5.16
Variable- and adjustable-rate	3.85	3.94	3.86	3.92	4.01
Total commercial	4.30	4.37	4.32	4.37	4.57
Leasing and equipment finance	4.66	4.66	4.74	4.71	4.72
Inventory finance	5.61	5.71	5.56	6.18	5.93
Auto finance	4.11	4.18	4.24	4.36	4.43
Other	6.92	7.44	7.93	7.90	7.63
Total loans and leases	4.90	5.00	4.96	5.05	5.10

Total interest-earning assets	4.81	4.86	4.84	4.95	4.97

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.03	0.03	0.04	0.04
Savings	0.06	0.09	0.10	0.15	0.16
Money market	0.61	0.67	0.65	0.59	0.43
Subtotal	0.18	0.20	0.19	0.20	0.16
Certificates of deposit	0.86	0.83	0.81	0.80	0.75
Total interest-bearing deposits	0.35	0.35	0.34	0.34	0.30
Total deposits	0.28	0.29	0.28	0.28	0.24
Borrowings:
Short-term borrowings	0.63	0.89	0.56	0.95	0.26
Long-term borrowings	1.93	1.80	1.49	1.80	1.45
Total borrowings	1.92	1.79	1.49	1.80	1.29

Total interest-bearing liabilities	0.49	0.48	0.45	0.46	0.41

Net interest margin	4.44	4.50	4.49	4.60	4.65

(1) Annualized.
(2) Yields are presented on a fully tax-equivalent basis.
(3) Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)

	At Jun. 30,	At Dec. 31,
	2015	2014
Computation of tangible common equity to tangible assets:
Total equity	$2,222,022	$2,135,364
Less: Non-controlling interest in subsidiaries	19,511	13,715
Total TCF Financial Corporation stockholders' equity	2,202,511	2,121,649
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	3,909	4,641
Tangible common equity	$1,709,722	$1,628,128

Total assets	$19,826,350	$19,394,611
Less:
Goodwill	225,640	225,640
Other intangibles	3,909	4,641
Tangible assets	$19,596,801	$19,164,330

Tangible common equity to tangible assets	8.72%	8.50%

	At Jun. 30,	At Dec. 31,
	2015	2014
Computation of tangible book value per common share:
Tangible common equity	$1,709,722	$1,628,128
Common stock shares outstanding	169,101,695	167,461,002

Tangible book value per common share	$10.11	$9.72

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2015	2015	2014	2015	2014
Computation of return on average tangible common equity:
Net income available to common stockholders	$47,408	$34,954	$48,278	$82,362	$88,188
Other intangibles amortization, net of tax	246	245	264	491	529
Adjusted net income available to common stockholders	$47,654	$35,199	$48,542	$82,853	$88,717

Average balances:
Total equity	$2,196,213	$2,150,858	$2,041,925	$2,173,661	$2,013,728
Less: Non-controlling interest in subsidiaries	22,514	17,077	21,110	19,810	18,355
Total TCF Financial Corporation stockholders' equity	2,173,699	2,133,781	2,020,815	2,153,851	1,995,373
Less:
Preferred stock	263,240	263,240	263,240	263,240	263,240
Goodwill	225,640	225,640	225,640	225,640	225,640
Other intangibles	4,110	4,474	5,711	4,291	5,921
Average tangible common equity	$1,680,709	$1,640,427	$1,526,224	$1,660,680	$1,500,572

Annualized return on average tangible common equity	11.34%	8.58%	12.72%	9.98%	11.82%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

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